UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

DJSP ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-34149	98-0667099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 South Pine Island Road Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 727-8217
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement..

On May 17, 2011, DAL Group, LLC (“DAL”), a subsidiary of DJSP Enterprises, Inc. (the “Company”) and BA Note Acquisition LLC (“BNA”) entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which BNA has agreed not to take action to enforce payment of the principal and interest on DAL’s revolving line of credit (the “Line of Credit”) for a period of ninety days, so long as DAL makes weekly payments to BNA of cash held by DAL in its operating accounts in excess of agreed upon levels, as well as providing to BNA the proceeds of any sale not in the ordinary course of business and to which another secured creditor does not have a prior interest.  During this forbearance period, DAL and its subsidiary, DJS Processing, LLC (“Processing”), are required to operate pursuant to an operating budget agreed upon by the parties.  Similarly, the Forbearance Agreement requires the Law Offices of David J. Stern, P.A. (the “Law Offices”), the primary accounts receivable debtor of Processing, to operate pursuant to an operating budget and to make weekly payments to BNA of cash held by it in excess of agreed upon levels in payments of amounts due to Processing.  Such payments are applied against amounts due by DAL and Processing to BNA.  Because the Forbearance Agreement requires all excess cash (as defined in the Forbearance Agreement) to be paid to BNA, in the event DAL, Processing, or the Law Offices do not have sufficient cash to fund their expenses as set forth in their approved operating budgets, BNA may in its sole discretion make additional advances to them under the Line of Credit to fund such expenses, thereby increasing their respective debt obligations to BNA and Processing.  Upon the expiration of ninety days from its effective date, or July 16, 2011, the Forbearance Agreement will automatically renew for a further ninety days, provided that certain events have not occurred and BNA has approved new operating budgets for the additional ninety day period.  At May 17, 2011, the outstanding balance of the Line of Credit was $4,957,013.  Kerry S. Propper, a member of the Board of Directors of the Company, owns a non-controlling interest in BNA.  An affiliate of David J. Stern, the former Chairman, President and Chief Executive Officer of the Company, owns a non-controlling interest in BNA.

A copy of the Forbearance Agreement is attached as Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Descriptions
10.1	Forbearance Agreement dated May 17, 2011 between BA Note Acquisition LLC and DAL Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJSP Enterprises, Inc.
(Registrant)

Date May 31, 2011	By	/s/ Stephen J. Bernstein
Stephen J. Bernstein, President and Chief Executive Officer